Exhibit 99.1

By Electronic Delivery to: colimpio@echotx.com

December 18, 2014

Ms. Christine Olimpio
Director, Investor Relations
    and Corporate Communications
Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103

Re:    Echo Therapeutics, Inc. (the "Company")
          Nasdaq Symbol:  ECTE

Dear Ms. Olimpio:

On November 6, 2014, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from December 4 to 17, 2014, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Darryl Bass, Listing Analyst, at +1 301 978 8062.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications